UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment Number 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

CHARGE ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 333-253073	90-0471969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

This Amendment No. 1 amends the Current Report on Form 8-K filed December 23, 2021 (the “Original Form 8-K”) of Charge Enterprises, Inc. (sometimes referred to herein as “we,” “us,” “our” or similar terms). In the Original Form 8-K, we reported that on December 17, 2021, investors purchased aggregate principal amount of $14,814,814 original issue discount, senior secured, non-convertible promissory notes (the “December 2021 Notes”). Through an inadvertent typographical error, the aggregate purchase price of the December 2021 Notes was incorrectly stated in the Original Form 8-K as $133,333,184. The correct aggregate purchase price of the December 2021 Notes was $13,333,184. With the exception of this correction, no other changes have been made to the Original Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGE ENTERPRISES, INC.

By: /s/ LEAH SCHWELLER

Leah Schweller

Chief Financial Officer

Dated: February 4, 2022

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